HEI Exhibit 4.6(a)

Hawaiian Electric Industries, Inc.• P.O. Box 730 Honolulu, Hawaii 96808-0730

October 10, 2012

Fidelity Investments
Attention: WI Implementation
100 Magellan KE22
Covington, KY 41015

Re: Changes to the Investment Options with respect to the Plan(s) specified below (the “Plan(s)”):

Legal Plan Name	FPRS Plan Number	Plan Type (reference only)
Hawaiian Electric Industries Retirement Savings Plan	56566	Qualified Plan
American Savings Bank 401(k) Plan	75615	Qualified Plan

Dear WI Implementation:

This letter relates to plan investment options available under the Master Trust Agreement between Hawaiian Electric Industries, Inc. and American Savings Bank, F.S.B. (collectively and individually, “Sponsor”) and Fidelity Management Trust Company (“Trustee” or “Fidelity”), dated September 4, 2012, for the Plans (the “Agreement”).  The parties intend and agree that this letter shall constitute an amendment to the Agreement to the extent the direction contained herein modifies the investment options available under the Plans and/or to the extent the directions modify the investment option(s) to be used for the investment of assets for which Fidelity has not received investment direction from Sponsor or participants as applicable.  Capitalized terms used in this letter amendment and not otherwise defined herein have the same meanings as in the Agreement.

Sponsor hereby directs Trustee to implement the Plan investment option changes described in the attached Direction to Change Investment Options and subject to the terms thereof.

On the effective date of this letter amendment, in lieu of receiving a printed copy of the prospectus for each Fidelity Mutual Fund selected by Named Fiduciary as a new Plan investment option or short-term investment fund, Sponsor hereby acknowledges that Named Fiduciary consents to receiving such documents electronically.  Sponsor agrees that Named Fiduciary shall access each prospectus on the Internet after receiving notice from Trustee that a current version is available online at a website maintained by Trustee or its affiliate.  Trustee represents that on the effective date of this letter amendment, a current version of each such prospectus is available at http://www.fidelity.com/workplacedocuments or such successor website as Trustee may notify Named Fiduciary of in writing from time to time.   Sponsor hereby confirms that Named Fiduciary has accessed/will access each such prospectus at http://www.fidelity.com/workplacedocuments or such successor website as Trustee may notify Named Fiduciary of in writing from time to time.

Timeframes:

Trustee will implement the fund change(s) directed by Sponsor on the dates specified in the attached Direction to Change Investment Options and deliver communications in a timely manner as described herein, provided Trustee is in

Fidelity Confidential Project Number: 4268815

receipt of this signed letter by October 15, 2012.  The fund change(s) described herein will not be implemented and communications not delivered unless this signed letter is received by Trustee by October 15, 2012.

This letter (including any attachments hereto, each of which is incorporated herein by reference) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof.  There are no representations, understandings or agreements relating to the directions given in this letter that are not fully expressed herein.  Sponsor recognizes the importance of changes to a Plan’s investment choices and the significant risks (financial and otherwise) associated with any incorrect actions in this regard and therefore confirms that it has read this letter fully and understands and confirms the accuracy of the directions being provided herein.

By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties.  Notwithstanding any contradictory provision of the Agreement, each party may rely without duty of inquiry on the foregoing representation.

Hawaiian Electric Industries, Inc. and American Savings Bank, F.S.B.

By: Hawaiian Electric Industries, Inc. Pension Investment Committee

By:	/s/ James A. Ajello

(Signature of Authorized Individual)

Name:	James A. Ajello

(Printed Name)

Title:	Chairman

Date:	10/10/12

By:	/s/ Chester A. Richardson

(Signature of Authorized Individual)

Name:	Chester A. Richardson

(Printed Name)

Title:	Secretary

Date:	10/10/12

Fidelity Confidential Project Number: 4268815

A copy of this letter will be returned to Sponsor after it has been countersigned by Trustee.

Agreed to and accepted by:

Fidelity Investments Institutional Operations Company, Inc. and/or Fidelity Workplace Services LLC (formerly known as Fidelity Employer Services Company LLC) and/or Fidelity Management Trust Company, as applicable)

By:	/s/ Mark C Kohus

(Signature of Fidelity Authorized Individual)

Name:	Mark C Kohus

(Printed Name)

Title:	VP, DC Implementation

Date:	11/12/12

Fidelity Confidential Project Number: 4268815

Direction to Change Investment Options

I.  Fund Additions

The Plan(s) specified below will be adding the fund(s) listed below after 4:00 PM ET on the day before the live date indicated below:

Plan #	Live Date	Ticker	Legal Fund Name	FPRS Code	VRS Code	Redemption/Short-Term Trading Fees
75615	11/28/2012	FIKFX	Fidelity Freedom® Index Income Fund - Class W	2216	02216	N/A
75615	11/28/2012	FGIFX	Fidelity Freedom® Index 2000 Fund - Class W	2219	02219	N/A
75615	11/28/2012	FJIFX	Fidelity Freedom® Index 2005 Fund - Class W	2223	02223	N/A
75615	11/28/2012	FKIFX	Fidelity Freedom® Index 2010 Fund - Class W	2226	02226	N/A
75615	11/28/2012	FLIFX	Fidelity Freedom® Index 2015 Fund - Class W	2242	02242	N/A
75615	11/28/2012	FPIFX	Fidelity Freedom® Index 2020 Fund - Class W	2228	02228	N/A
75615	11/28/2012	FQIFX	Fidelity Freedom® Index 2025 Fund - Class W	2232	02232	N/A
75615	11/28/2012	FXIFX	Fidelity Freedom® Index 2030 Fund - Class W	2235	02235	N/A
75615	11/28/2012	FIHFX	Fidelity Freedom® Index 2035 Fund - Class W	2238	02238	N/A
75615	11/28/2012	FBIFX	Fidelity Freedom® Index 2040 Fund - Class W	2239	02239	N/A
75615	11/28/2012	FIOFX	Fidelity Freedom® Index 2045 Fund - Class W	2240	02240	N/A
75615	11/28/2012	FIPFX	Fidelity Freedom® Index 2050 Fund - Class W	2241	02241	N/A
75615	11/28/2012	FDEWX	Fidelity Freedom® Index 2055 Fund - Class W	2338	02338	N/A
56566	11/28/2012	FIKFX	Fidelity Freedom® Index Income Fund - Class W	2216	02216	N/A
56566	11/28/2012	FGIFX	Fidelity Freedom® Index 2000 Fund - Class W	2219	02219	N/A
56566	11/28/2012	FJIFX	Fidelity Freedom® Index 2005 Fund - Class W	2223	02223	N/A
56566	11/28/2012	FKIFX	Fidelity Freedom® Index 2010 Fund - Class W	2226	02226	N/A

Fidelity Confidential Project Number: 4268815

56566	11/28/2012	FLIFX	Fidelity Freedom® Index 2015 Fund - Class W	2242	02242	N/A
56566	11/28/2012	FPIFX	Fidelity Freedom® Index 2020 Fund - Class W	2228	02228	N/A
56566	11/28/2012	FQIFX	Fidelity Freedom® Index 2025 Fund - Class W	2232	02232	N/A
56566	11/28/2012	FXIFX	Fidelity Freedom® Index 2030 Fund - Class W	2235	02235	N/A
56566	11/28/2012	FIHFX	Fidelity Freedom® Index 2035 Fund - Class W	2238	02238	N/A
56566	11/28/2012	FBIFX	Fidelity Freedom® Index 2040 Fund - Class W	2239	02239	N/A
56566	11/28/2012	FIOFX	Fidelity Freedom® Index 2045 Fund - Class W	2240	02240	N/A
56566	11/28/2012	FIPFX	Fidelity Freedom® Index 2050 Fund - Class W	2241	02241	N/A
56566	11/28/2012	FDEWX	Fidelity Freedom® Index 2055 Fund - Class W	2338	02338	N/A

Restrictions:

•                 Except to the extent specifically indicated otherwise herein with respect to a fund or funds, all of the new investment options will be opened for all money-in and money-out transactions, and will not be restricted from any transaction.

Performance:

•                 Fund Performance will be made available on NetBenefits and in participant statements.

•                 Fidelity displays certain investment performance-related and holdings-based data for investment products on NetBenefits that may be based on data received from various third-party sources including but not limited to Morningstar, LLC, investment managers, trustees or plan sponsors.  Depending on such source and type of underlying data and the particular investment product, information may not be available or updated on NetBenefits for several days after receipt; for custom investment options where past performance is not available, at least thirty days may be required for performance history to be generated and calculated.

•                 The Standard Performance will be made available:

Standard Performance Options
NetBenefits
1, 3, 5, 10 Year Average Annual
Life of Fund Average Annual
3 Month Cumulative
Year to Date Cumulative

Fidelity Confidential Project Number: 4268815

Plan Level Fee Processing (56566):

•                 The new funds will be added to the fee processing using a hierarchy method in the last position.

Plan Level Fee Processing (75615):

•                 The new funds will be added to the fee processing using a pro-rata method.

Distribution Redemption Methods:

•                 The new funds will be added to the redemption methods for all withdrawals and loans according to the below methodology:

•                 For redemptions using a pro-rata method, the new funds will be added.

•                 For redemptions using a hierarchal method, the new funds will be added in the last position.

Fidelity Freedom® Index Fund - Class W Direction

Sponsor hereby directs Trustee as follows:

To the extent they have not previously been added as available investment options under the Plan(s), to add each existing Fidelity Freedom® Index Fund – Class W in the Direction to Change Investment Options section.  Sponsor further directs Trustee to add any additional Fidelity Freedom® Index Funds – Class W as investment options as they are launched, such funds being available to Plan participants as of the open of trading on the New York Stock Exchange on their respective inception dates or as soon thereafter as administratively possible, unless otherwise directed by Sponsor and agreed to by Trustee in writing.

II.  Fund Closures

As indicated in the chart below, the Plan(s) specified will be (i) freezing the fund(s) indicated below and redirecting contributions effective as of the market close (generally 4:00 PM ET) on the live date listed below, and/or (ii) reallocating the balances in frozen funds in the Plan(s) (whether frozen pursuant to this or a previous direction) effective as of the market close (generally 4:00 PM ET) on the date(s) specified below.

Plan #	Request Type- Redirection/ Reallocation/ Both	Re-Direct Trade Date	Re- Allocate Trade Date	Fidelity (FROM) FPRS Code & Ticker	From Legal Name	è	To Legal Name	Fidelity (TO) FPRS Code & Ticker	Redemption/ Short-Term Trading Fees on From Fund
75615	Both	11/28/2012	11/28/2012	2171 FFKAX	Fidelity Freedom K® Income Fund	è	Fidelity Freedom® Index Income Fund - Class W	2216 FIKFX	N/A
75615	Both	11/28/2012	11/28/2012	2172 FFKBX	Fidelity Freedom K® 2000 Fund	è	Fidelity Freedom® Index 2000 Fund - Class W	2219 FGIFX	N/A

Fidelity Confidential Project Number: 4268815

75615	Both	11/28/2012	11/28/2012	2173 FFKVX	Fidelity Freedom K® 2005 Fund	è	Fidelity Freedom® Index 2005 Fund - Class W	2223 FJIFX	N/A
75615	Both	11/28/2012	11/28/2012	2174 FFKCX	Fidelity Freedom K® 2010 Fund	è	Fidelity Freedom® Index 2010 Fund - Class W	2226 FKIFX	N/A
75615	Both	11/28/2012	11/28/2012	2175 FKVFX	Fidelity Freedom K® 2015 Fund	è	Fidelity Freedom® Index 2015 Fund - Class W	2242 FLIFX	N/A
75615	Both	11/28/2012	11/28/2012	2176 FFKDX	Fidelity Freedom K® 2020 Fund	è	Fidelity Freedom® Index 2020 Fund - Class W	2228 FPIFX	N/A
75615	Both	11/28/2012	11/28/2012	2177 FKTWX	Fidelity Freedom K® 2025 Fund	è	Fidelity Freedom® Index 2025 Fund - Class W	2232 FQIFX	N/A
75615	Both	11/28/2012	11/28/2012	2178 FFKEX	Fidelity Freedom K® 2030 Fund	è	Fidelity Freedom® Index 2030 Fund - Class W	2235 FXIFX	N/A
75615	Both	11/28/2012	11/28/2012	2179 FKTHX	Fidelity Freedom K® 2035 Fund	è	Fidelity Freedom® Index 2035 Fund - Class W	2238 FIHFX	N/A
75615	Both	11/28/2012	11/28/2012	2180 FFKFX	Fidelity Freedom K® 2040 Fund	è	Fidelity Freedom® Index 2040 Fund - Class W	2239 FBIFX	N/A
75615	Both	11/28/2012	11/28/2012	2181 FFKGX	Fidelity Freedom K® 2045 Fund	è	Fidelity Freedom® Index 2045 Fund - Class W	2240 FIOFX	N/A
75615	Both	11/28/2012	11/28/2012	2182 FFKHX	Fidelity Freedom K® 2050 Fund	è	Fidelity Freedom® Index 2050 Fund - Class	2241 FIPFX	N/A

Fidelity Confidential Project Number: 4268815

W
75615	Both	11/28/2012	11/28/2012	2332 FDENX	Fidelity Freedom K® 2055 Fund	è	Fidelity Freedom® Index 2055 Fund - Class W	2338 FDEWX	N/A
56566	Both	11/28/2012	11/28/2012	2171 FFKAX	Fidelity Freedom K® Income Fund	è	Fidelity Freedom® Index Income Fund - Class W	2216 FIKFX	N/A
56566	Both	11/28/2012	11/28/2012	2172 FFKBX	Fidelity Freedom K® 2000 Fund	è	Fidelity Freedom® Index 2000 Fund - Class W	2219 FGIFX	N/A
56566	Both	11/28/2012	11/28/2012	2173 FFKVX	Fidelity Freedom K® 2005 Fund	è	Fidelity Freedom® Index 2005 Fund - Class W	2223 FJIFX	N/A
56566	Both	11/28/2012	11/28/2012	2174 FFKCX	Fidelity Freedom K® 2010 Fund	è	Fidelity Freedom® Index 2010 Fund - Class W	2226 FKIFX	N/A
56566	Both	11/28/2012	11/28/2012	2175 FKVFX	Fidelity Freedom K® 2015 Fund	è	Fidelity Freedom® Index 2015 Fund - Class W	2242 FLIFX	N/A
56566	Both	11/28/2012	11/28/2012	2176 FFKDX	Fidelity Freedom K® 2020 Fund	è	Fidelity Freedom® Index 2020 Fund - Class W	2228 FPIFX	N/A
56566	Both	11/28/2012	11/28/2012	2177 FKTWX	Fidelity Freedom K® 2025 Fund	è	Fidelity Freedom® Index 2025 Fund - Class W	2232 FQIFX	N/A
56566	Both	11/28/2012	11/28/2012	2178 FFKEX	Fidelity Freedom K® 2030 Fund	è	Fidelity Freedom® Index 2030 Fund - Class W	2235 FXIFX	N/A
56566	Both	11/28/2012	11/28/2012	2179 FKTHX	Fidelity Freedom K® 2035	è	Fidelity Freedom® Index 2035	2238 FIHFX	N/A

Fidelity Confidential Project Number: 4268815

					Fund		Fund - Class W
56566	Both	11/28/2012	11/28/2012	2180 FFKFX	Fidelity Freedom K® 2040 Fund	è	Fidelity Freedom® Index 2040 Fund - Class W	2239 FBIFX	N/A
56566	Both	11/28/2012	11/28/2012	2181 FFKGX	Fidelity Freedom K® 2045 Fund	è	Fidelity Freedom® Index 2045 Fund - Class W	2240 FIOFX	N/A
56566	Both	11/28/2012	11/28/2012	2182 FFKHX	Fidelity Freedom K® 2050 Fund	è	Fidelity Freedom® Index 2050 Fund - Class W	2241 FIPFX	N/A
56566	Both	11/28/2012	11/28/2012	2332 FDENX	Fidelity Freedom K® 2055 Fund	è	Fidelity Freedom® Index 2055 Fund - Class W	2338 FDEWX	N/A

Transactional Details:

•                 Except to the extent specifically indicated otherwise herein with respect to a fund or funds, all of the “From Fund” investment options will be closed for all money-in and money-out transactions, and will be restricted from all transactions.

•                 Prospectus will be automatically generated according to the participants’ mail preference as a result of this reallocation.

•                 All assets will be liquidated and processed as a cash transaction.

Auto Rebalance Notification:

•                 Participants enrolled in the Auto Rebalance service offered by the Plan will need to re-enroll if any of the closing funds are included in their rebalance order.  A notification of this service will be included in the participant communication.

III.          Direction to Change the Investment Option for Participant Contributions where direction has not been received by the Participant

Sponsor hereby directs that, for Plan assets allocated to a Plan participant’s account where Trustee fails to receive a proper direction from the Plan participant, such Plan assets shall be invested in the age-appropriate Fidelity Freedom® Index Fund - Class W Fund determined according to the methodology set forth below and on the appropriate live date specified below.

Unless otherwise directed, (1) contributions and loan repayments that need to be reinvested due to a termination or reallocation of an investment option, or (2) proceeds from a stock fund tender offer (if applicable), shall be invested in the Fidelity® Money Market Trust Retirement Money Market Portfolio.

Fidelity Confidential Project Number: 4268815

Fidelity Freedom® Index Fund – Class W Age Default Service

Add the Fidelity Freedom® Index Fund – Class W Age Default Service effective 11/28/2012 based on the tables below. Sponsor further directs Trustee to update the methodology (i.e., Date Ranges) as additional Fidelity Freedom® Index Funds – Class W are launched.  Such updates will be made to the service as soon as administratively feasible following the launch of future Fidelity Freedom® Index Funds – Class W, unless otherwise directed by Sponsor and agreed to by Trustee in writing.

Fidelity Freedom® Index Fund – Class W Age Default for Participants with a valid Date of Birth:

The table below describes the Fidelity methodology for applying the Freedom® Index Fund – Class W by DOB.  The Fidelity allocation is based on the Freedom® Index Funds – Class W’s objectives as described in the Funds’ Prospectus.

Fund Name	Fund Code	Retirement Date Range	DOB Range
Fidelity Freedom® Index Income Fund - Class W	2216	Retired before 1998	Before 1933
Fidelity Freedom® Index 2000 Fund - Class W	2219	1998-2002	1/1/1933 – 12/31/1937
Fidelity Freedom® Index 2005 Fund - Class W	2223	2003-2007	1/1/1938 – 12/31/1942
Fidelity Freedom® Index 2010 Fund - Class W	2226	2008-2012	1/1/1943 – 12/31/1947
Fidelity Freedom® Index 2015 Fund - Class W	2242	2013-2017	1/1/1948 – 12/31/1952
Fidelity Freedom® Index 2020 Fund - Class W	2228	2018-2022	1/1/1953 – 12/31/1957
Fidelity Freedom® Index 2025 Fund - Class W	2232	2023-2027	1/1/1958 – 12/31/1962
Fidelity Freedom® Index 2030 Fund - Class W	2235	2028-2032	1/1/1963 – 12/31/1967
Fidelity Freedom® Index 2035 Fund - Class W	2238	2033-2037	1/1/1968 – 12/31/1972
Fidelity Freedom® Index 2040 Fund - Class W	2239	2038-2042	1/1/1973 – 12/31/1977
Fidelity Freedom® Index 2045 Fund - Class W	2240	2043-2047	1/1/1978 – 12/31/1982
Fidelity Freedom® Index 2050 Fund - Class W	2241	2048 - 2052	1/1/1983 - 12/31/1987
Fidelity Freedom® Index 2055 Fund - Class W	2338	2053 and later	1/1/1988 and later

In the event additional Freedom® Index Funds – Class W are added as investment options in accordance with direction given herein, such funds will be included in the preceding methodology and the corresponding date ranges will be extended as appropriate.  For example, if a Fidelity Freedom® Index 2060 Fund – Class W were to be launched, the corresponding “Retirement Date Range” would be 2058-2062 and the “Fund DOB Range” would be 1/1/1993 – 12/31/1997.  To the extent a Plan participant’s date of birth falls after the last date in the methodology, the Freedom® Index Fund – Class W with the most advanced “Retirement Date Range” will be used for that participant.

A.         Freedom® Index Fund – Class W Default for Participants with an invalid Date of Birth will utilize the Fidelity Freedom® Index Income Fund – Class W (2216)

Fidelity Confidential Project Number: 4268815

B.          Freedom® Index Fund – Class W Age Default will apply to all sources of money listed below:

No changes to previously included sources

IV.  Communication Strategy

Trustee will draft the fund change notification for all Plan participants and beneficiaries with a balance and all eligible employees.  Sponsor has confirmed for Fidelity that no status code should be omitted from the fund change notifications.  Trustee will provide Sponsor with a draft of the notification in advance to review the accuracy of the notification in order to meet the confirmed delivery date.  Communication will be sent out at least 30 days prior to the earliest effective date unless otherwise directed by Sponsor.

Trustee will distribute the fund change notification electronically, via standard email notification and NetBenefits, with print distribution to all beneficiaries and to participants who do not have a valid email address on file.

Fidelity Confidential Project Number: 4268815